Mail to: Secretary of State  For office use only  002
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                              ARTICLES OF AMENDMENT
Please include a typed                  TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is                U.S. WIRLESS DATA, INC.
                                      --------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on September 7, 2000 , as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators
-----

       No shares have been issued but Directors Elected - Action by Directors
-----

       Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
-----
X Such amendment was adopted by a vote of the shareholders. The number of ----- shares voted for the amendment was sufficient for approval.

THIRD:  If changing corporate name, the new name of the corporation is

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     ARTICLE IV is to be amended to read as stated on the attached Addendum

If these amendments are to have a delayed effective date, please list that date _________________________ (Not to exceed ninety (90) days from the date of filing)

                                               U.S. WIRELESS DATA, INC.



                                     Signature By:  /s/ Charles I. Leone
                                                   -----------------------------
                                                    Charles I. Leone
                                                    Chief Financial Officer,
                                                    Chief Operating Officer and
                                                    Secretary

                                    ADDENDUM
                                       TO
               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                            U.S. WIRELESS DATA, INC.
                            (a Colorado corporation)


     Paragraph A of Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

     A. The aggregate number of shares which the Corporation shall have authority to issue is two hundred twenty-five million (225,000,000) shares, consisting of two hundred million (200,000,000) shares of common stock without par value (the "Common Stock"), and twenty-five million (25,000,000) shares of preferred stock without par value per share (the "Preferred Stock").

Except as set forth below, all other Paragraphs of Article FOURTH of the Articles of Incorporation of the Corporation shall remain unchanged.


                    REMOVAL FROM DESIGNATION OF ALL SHARES OF
                         SERIES B CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK

          U.S. Wireless Data, Inc., a Colorado corporation (the "Corporation"), hereby removes from designation all shares of its previously designated Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), for the reasons set forth below:

          1. On April 22, 1999, the Corporation filed Articles of Amendment to it Articles of Incorporation designating a total of Four Million shares of its no par value preferred stock as Series B Preferred Stock.

          2. The Corporation issued a total of 1,954,705 shares of Series B Preferred Stock, but did not issue any of the remaining designated shares of Series B Preferred Stock.

          3. The Corporation has redeemed all outstanding shares of Series B Preferred Stock; there remain no shares of Series B Preferred Stock outstanding, and the Corporation has no plans to issue or reissue any shares of Series B Preferred Stock.

          4. There is therefore removed from designation all shares of previously designated Series B Preferred Stock and all such previously issued and authorized shares of Series B Preferred Stock are hereby reclassified as unissued shares of no par value preferred stock.


                                [END OF ADDENDUM]